Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements for: the Ionics 1997 Stock Incentive Plan on Form S-8 (registration no. 333-29135); the Ionics 1979 Stock Option Plan on Form S-8 (registration nos. 333-05225, 33-54293, 33-41598, 33-5814, 33-14194, 2-64255, 2-72936 and 2-82780);
the Ionics Section 401(k) Stock Savings Plan on Form S-8 (registration no. 33-2092); the Ionics 1994 Restricted Stock Plan (No. 33-59051); the Ionics 1986 Stock Option Plan for Non-Employee Directors (registration no. 33-54400), of our report, dated February 22, 2000, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 22, 2000, relating to the financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2000